                                                                    EXHIBIT 23.4

                         [Letterhead of Moss Adams LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the use in the Prospectus constituting part of this Registration Statement, on Amendment No. 2 to Form S-4 (Registration No. 333-91377) registering 8,000,000 shares of Common Stock of Stamps.com Inc. of our report dated March 12, 1999 on the audit of the financial statements of iShip.com. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.

/s/ Moss Adams L.L.P.

Seattle, Washington
February 1, 2000